Exhibit 10.62

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”) dated February 3, 2022 by and between COASTAL PRIDE SEAFOOD, LLC, a Florida limited liability company (the “Company”), and ROBERT J. GAULT II, an individual residing at 215 Distant Island Drive, Beaufort, SC 29907 (the “Consultant”).

WHEREAS, the Company, the Consultant and Gault Seafood, LLC, a South Carolina limited liability company (“Gault”), are entering into an asset purchase agreement (the “Purchase Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

WHEREAS, the Consultant has agreed to provide consulting services to the Company after the Closing, relating to the soft shell crab divisional business being sold to the Company by Gault Seafood LLC (the “Business”); and

WHEREAS, the Consultant has access to confidential information about the Business and its customers, distributers, suppliers, employees, certain processes and the like; and

WHEREAS, as a condition to and as further consideration for the Company to consummate the transactions contemplated by the Purchase Agreement, the Consultant agrees to enter into this Agreement to protect the Assets that the Company is acquiring pursuant to the Purchase Agreement, including the Seller’s confidential information and its business relationships.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties agree as follows:

1. Services. The Consultant agrees to assist the Company in the orderly transition of the Business including without limitation, providing consulting services in relation to the Business to the Company and its management, advising the Company in relation to commercial deals with operators in the Business and providing other services related to the Business as shall be assigned by the Company to the Consultant (collectively, the “Services”). The Consultant agrees that he has the proper skills, training and background so as to be able to perform the Services in a competent and professional manner, that all the Services will be so performed in a manner compatible with the Company’s business operations, and that the Consultant shall cause the Services to be performed in accordance generally accepted industry practices. The Consultant agrees to comply with all laws, registration or any other requirements of any governing body overseeing the Company.. All Services shall be performed within standard business hours, provided that the Consultant will be available for reasonable hours outside of standard business hours in the case of a Business emergency.

2. Term. The term of this Agreement (the “Term”) shall commence as of the Closing Date and shall continue in full force unless otherwise terminated as provided herein.

3. Payment. The Company shall compensate the Consultant at the rate of $100 per hour for the Services, provided that during the first forty-five (45) business days after the Closing Date, the Consultant shall provide the Services without any compensation. Payment terms will be monthly and within fourteen (14) days of receipt of the Consultant’s invoice, with all payments made in arrears.

4. Termination. This Agreement may be terminated without cause by either party at any time for any reason upon five (5) days’ written notice, and immediately by the Company for cause. Upon termination of this Agreement, the Consultant shall return to the Company all records, notes, data, memoranda, and materials of any nature that are in his possession or under his control and that are the property of the Company or relate to the business of the Company. Notwithstanding the termination of this Agreement, the terms and provisions of Sections 6, 7, 8, 11 and 12 shall remain in full force and effect in accordance with their respective terms thereof.

5. Relationship. The parties agree and acknowledge that the Consultant is an independent contractor with respect to the Company and not an employee of the Company. The Company shall not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit, for the benefit of the Consultant or any agents, employees, or contractors of the Consultant. As an independent contractor, the Consultant shall pay all taxes imposed and other liabilities incurred by the Consultant as an independent contractor. This Agreement is neither intended to nor will it be construed as, creating any other relationship, including one of employment, joint venture or agency.

6. Confidentiality. The Consultant agrees and acknowledges that he has devoted substantial time and effort and resources to developing the Business, including the customers, and that the Consultant is acquainted with confidential information relating to the suppliers, customers and potential suppliers and customers of the Business, and the trade secrets, processes, methods of operation and other proprietary information relating to the Business, all of which the Seller regards as confidential (collectively, “Confidential Information”). The Consultant agrees and acknowledges that Confidential Information shall include, without limitation, the Intellectual Property. The Consultant acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company and its Affiliates would suffer irreparable damage if any of the Confidential Information was disclosed. The Consultant recognizes that because of his access to the Confidential Information, he is in a unique position to divert business from the Company and to commit irreparable damage to the Company were he to divulge any of the Confidential Information.

The Consultant covenants and agrees that he will not, directly or indirectly, individually or through another Person, reveal, divulge, or make known to any Person, any Confidential Information made known to him or of which he has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by his efforts. The Consultant further covenants and agrees that he will retain all Confidential Information in trust for the sole benefit of the Company, and will not, directly or indirectly, individually or through another Person, divulge or deliver or show any Confidential Information to any unauthorized Person, and will not, directly or indirectly, individually or through another Person, make use of any Confidential Information; provided, however, that the Consultant has no obligation, to refrain from using or disclosing to others any such information which (i) is available to the public other than through disclosure by the Consultant not in violation of this Agreement, (ii) the Consultant is required by applicable Law to disclose, provided, however, that in such instance the Company is notified in advance and has the opportunity to prevent such disclosure or (iii) is used or disclosed in connection with the exercise or the enforcement of any right or remedy, or the prosecution or defense of any litigation or other legal proceeding relating to or arising under or out of the this Agreement or any of the Transaction Documents.

The Consultant represents and warrants to the Company that as of the date hereof, he has returned to the Company all papers, documents and other property relating to the Confidential Information and the Business in the custody of the Consultant or obtained by the Consultant, individually or through another Person, and the Consultant has not retained copies of any such papers, documents or other property for any purpose whatsoever.

7. Non-Competition. The Consultant acknowledges that he has specific expertise and is familiar with trade secrets and other information relating to the Company and the Business. The Consultant agrees that for a period of five years from the date hereof (the “Non-Compete Period”), he shall not, directly or indirectly, individually or through another Person, own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on the Consultant’s own behalf or on behalf of another person or entity) which competes directly or indirectly with the Company, any of its Affiliates or the Business in any market in which is operating or is considering operating at any time during the Non-Compete Period or as of the end of the Non-Compete Period. Nothing in this Section 7 will be deemed to prohibit the Consultant from being a passive owner of less than 2% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as the Consultant or any of his Affiliates is not an officer or director of such corporation or has no direct or indirect participation in the business of such corporation. The Consultant further agrees and acknowledges that even after the Non-Compete Period has expired, the provisions of Section 6 shall remain in full force and effect.

The Company recognizes and agrees that the business of Gault following the Closing will not be in competition with the Company or any of its Affiliates or the Business; and may continue in its current form.

8. Non-Solicitation and Independent Contractors. The Consultant will not, during the Non-Compete Period, directly or indirectly individually or through another Person, (i) induce or attempt to induce any employee, consultant or independent contractor of the Seller or its Affiliates, to leave the employ or consulting or contracting relationship with, or in any way interfere with the relationship between the Company or its Affiliates and any employee, consultant or independent contractor thereof, (ii) solicit for employment or as a consultant or an independent contractor any person who was an employee, consultant or independent contractor of the Seller at any time during the Non-Compete Period, or (iii) induce or attempt to induce any customer, supplier, distributor or other business relation of the Seller or the Business to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, distributor or other business relation and the Company. Notwithstanding the above, the Consultant and the Company recognize and agree that, since the purchase of the Business represents only a division of Gault, certain employees, consultants, and/or contractors of Gault may work for both the Company and Gault after the date hereof ; and that such work shall not be deemed to violate this Agreement regardless of the numbers of hours spent by any person for either business.

9. Work Product. The Consultant agrees that all innovations, improvements, developments, methods, inventions, designs, analyses, reports and all similar or related information which relates to the Business or any business which the Company or its Affiliates have taken to pursue, and which were conceived, developed or made by the Consultant, individually or through another Person during the course of the Term (any of the foregoing, “Work Product”) belong to the Company. The Consultant will promptly disclose all such Work Product to the Company and perform all actions reasonably requested by the Board of Directors of the Company to establish and confirm such ownership, including without limitation, assignments, consents, powers of attorney and other instruments.

10. No Conflict. The Consultant represents and warrants to the Company that he is not a party to or bound by agreement, understanding or arrangement with any other person or entity or any other agreement which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder.

11. Non-Disparagement. The Consultant and the Company agree that that at all times during the Non-Compete Period and for two years thereafter, neither will not directly or indirectly disparage the other or any of its directors, officers, employees, agents or Affiliates.

12. Enforcement. The Consultant acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in the event of the breach or threatened breach of any of the Consultant’s obligations hereunder. The Consultant therefore agrees that the provisions of Sections 6 through 11 shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right to pursue the remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company’s rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from the Consultant, the Company shall be entitled, and the Consultant hereby consents, to seek the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Consultant.

The rights and remedies set forth in this Section 12 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

If at any time any of the provisions of this Agreement shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, the provisions hereof shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Consultant agrees that such provisions, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

13. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

14. Successors and Assigns. This Agreement is personal in nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties hereto.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of South Carolina applicable to agreements made and to be performed therein without giving effect to conflicts of law principles. Each of the Company and the Consultant, by execution and delivery of this Agreement (i) expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding, (ii) consent to the service of any process relating to any such action or proceeding by delivery thereof to such party by hand or by U.S. certified mail without return receipt requested, delivered or addressed as set forth in Section 16 of this Agreement, and (iii) waive any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non-conveniens or any similar basis.

16. Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, email, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to the Company, to:

Coastal Pride Seafood, LLC
% Blue Star Foods Corp.
3000 NW 109th Avenue
Miami, Florida 33172
Attn: John Keeler

Copy to:

The Crone Law Group, P.C.
500 Fifth Avenue, Suite 938
New York, New York 10110
Attn: Nancy Brenner, Esq.

If to the Consultant, to:

Robert J. Gault II
154 Alston Road
Beaufort, South Carolina 29907

Email: gaultseafood@yahoo.com
Facsimile No.:

with a copy to:

Ruff & Ruff, LLC
H17 Professional Village Cir.
Beaufort, SC 29907
Attn: Harley Ruff, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by email, to the email address as provided in this Section, be deemed given upon sending such email, (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt, or (v) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt. In order for any such notice to be deemed given as provided above, other than if sent by email, any such notice must also be accompanied by an email to the recipient. In order for any such notice to be deemed given that is sent by email as provided above, any such notice must also be accompanied by sending such notice in the mail.

17. Entire Agreement. Except as provided in the Purchase Agreement, this Agreement supersedes any prior contracts, understandings, discussions and agreements and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

18. Modification; Waiver. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Consultant or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

19. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

20. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement as of the date first above written.

COASTAL PRIDE SEAFOOD, LLC

By:	/s/ Walter F. Lubkin III
Name:	Walter F. Lubkin III
Title:	President

/s/ Robert J. Gault II
Robert J. Gault II